AMENDMENT NO. 3
TO AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
November 4, 2013
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,
ABERCROMBIE & FITCH CO.,
as Parent
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
PNC BANK, NATIONAL ASSOCIATION,
as an LC Issuer, the Swing Line Lender and as a Co-
Lead Arranger and Global Agent

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to Amended and Restated Credit Agreement (this “Amendment”) is made as of November 4, 2013 by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION as the global administrative agent (the “Global Agent”), the Swing Line Lender and an LC Issuer.
RECITALS:

A.    The Company, the Parent, the Foreign Subsidiary Borrowers, the Global Agent and the Lenders are parties to the Amended and Restated Credit Agreement, dated as of July 28, 2011 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 24, 2012, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 23, 2013, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Borrowers, the Global Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.
C.    Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement as amended.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Global Agent and the Lenders agree as follows:
1.New Definitions. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Loan Documents to which such Credit Party is party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes unlawful under the Commodity Exchange Act or any rule or regulation promulgated thereunder (or the application or official interpretation of any provision thereof) by virtue of such Credit Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time any such Loan Document becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Gilly Hicks Restructuring” means store closings, brand restructuring related activities and other discontinued operations or infrastructure downsizing (including, without limitation, store lease buyout, store debranding and related payments and expenses related to severance and related employment matters), in each case directly related to the restructuring of the Gilly Hicks business and brand.
“Law” shall mean any law(s), constitution, statute, treaty, regulation, rule, ordinance, or any binding and enforceable issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or group pursuant to any Anti-Terrorism Law.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
“Third Amendment Effective Date” means November 4, 2013.

2.Amendments to Section 1.01 of the Credit Agreement. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Anti-Terrorism Laws” shall mean, as to any Person, any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing or money laundering as they relate to combating money-laundering or terrorism, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Anti-Terrorism Laws, in each case, applicable to such Person, all as amended, supplemented or replaced from time to time.
“Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Interest Expense, (ii) income and franchise (or similar) tax expense, (iii) depreciation and amortization expense (including impairment of long term store fixed assets), (iv) Minimum Rent (plus contingent store rent plus non-cash rent expense), (v) Non-Cash Compensation Charges, (vi) non-recurring cash charges in an aggregate amount not to exceed $60,000,000 related to the Gilly Hicks Restructuring, (vii) additional non-recurring non-cash charges in an amount not to exceed $20,000,000 in the aggregate during any Testing Period, and (viii) other non-recurring cash charges in an amount not to exceed $10,000,000 in the aggregate during any Testing Period minus without duplication (A) Interest Income, (B) any benefit received from income, franchise (or similar) tax expense to the extent included in the determination of Consolidated Net Income, and (C) any cash payments made during such period that were deducted in determining Consolidated Net Income and added back in determining Consolidated EBITDAR in a previous Testing Period under clauses (v) or (vii); all as determined in accordance with GAAP on a consolidated basis for the Parent and the Subsidiaries.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrowers or any other Credit Party to the Global Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code or the Canadian Insolvency Acts), provided, however, that Obligations of any Borrower or any Guarantor shall not include any Excluded Swap Obligations of such Borrower or such Guarantor.
3.Amendment to Section 1.01 of the Credit Agreement. Clauses (i) and (ii) of the definition of “Applicable Facility Fee Rate” shall be amended and restated as follows:

“(i)    As of the Third Amendment Effective Date, until changed hereunder in accordance with the provisions set forth in this definition, 30.0 basis points;
(ii)    Commencing with the Testing Period ending February 1, 2014, and continuing with each Testing Period thereafter, the Global Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

Leverage Ratio	Applicable Facility Fee Rate
Level I < 1.50 to 1.00	12.5 bps
Level II ≥1.50 to 1.00 and < 2.00 to 1.00	15.0 bps
Level III ≥ 2.00 to 1.00 and < 2.50 to 1.00	20.0 bps
Level IV ≥ 2.50 to 1.00 and < 3.00 to 1.00	25.0 bps
Level V ≥ 3.00 to 1.00	30.0 bps

4.Amendment to Section 1.01 of the Credit Agreement. Clauses (i) and (ii) of the definition of “Applicable Margin” shall be amended and restated as follows:

“(i)    As of the Third Amendment Effective Date, until changed hereunder in accordance with the following provisions, 145.0 basis points for Fixed Rate Loans and 45.0 basis points for Base Rate Loans;
(ii)    Commencing with the Testing Period ending February 1, 2014, and continuing with each Testing Period thereafter, the Global Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

Leverage Ratio	Applicable Margin for Fixed Rate Loans	Applicable Margin for Base Rate Loans
Level I < 1.50 to 1.00	65.0 bps	0.0 bps
Level II ≥1.50 to 1.00 and < 2.00 to 1.00	85.0 bps	0.0 bps
Level III ≥ 2.00 to 1.00 and < 2.50 to 1.00	105.0 bps	5.0 bps
Level IV ≥ 2.50 to 1.00 and < 3.00 to 1.00	125.0 bps	25.0 bps
Level V ≥ 3.00 to 1.00	145.0 bps	45.0 bps

5.Addition of Section 4.16 to the Credit Agreement. A new Section 4.16 of the Credit Agreement is hereby added thereto as follows:

Section 4.16. Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or as directed by such Covered Entity through any third party (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any transactions prohibited by any Anti-Terrorism Law. For the avoidance of doubt, the investment by a Covered Entity in the securities of a Person that has assets in, or derives income from activities in, a Sanctioned Country, shall not constitute a violation of this Section unless the investment by the Covered Entity itself violates an Anti-Terrorism Law.
6.Addition of Section 6.11 of the Credit Agreement. A new Section 6.11 shall be added to the Credit Agreement as follows:

Section 6.11 Anti-Money Laundering/International Trade Law Compliance. Each Covered Entity shall ensure that it will not, either in its own right or as directed by such Covered Entity through any third party, (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any transactions prohibited by any Anti-Terrorism Law or (d) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Obligations will not be derived from any investments in or transactions with any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Each Covered Entity shall comply with all Anti-Terrorism Laws. The Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event. For the avoidance of doubt, the investment by a Covered Entity in the securities of a Person that has assets in, or derives income from activities in, a Sanctioned Country, shall not constitute a violation of this Section unless the investment by the Covered Entity itself violates an Anti-Terrorism Law.
7.Amendment to Section 7.04 of the Credit Agreement. Section 7.04 of the Credit Agreement shall be amended by amending and restating clause (c) as follows:

“(c)    additional purchases of or investments by the Parent, the Company or any Subsidiary in the capital stock of Subsidiaries, including Foreign Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interests in other Persons, and loans and advances by the Parent, the Company or any Credit Party to or in favor of, and guarantees by the Parent, the Company or any Subsidiary of the obligations (including, without limitation, Indebtedness, obligations under Hedge Agreements and credit card and related obligations) of, Foreign Subsidiaries, in an amount in the aggregate at any time outstanding which does not exceed 35% of Consolidated Tangible Assets;”
8.Amendment to Section 7.07 of the Credit Agreement. Section 7.07 of the Credit Agreement shall be amended by amending and restating clause (b) as follows:

(b)    Coverage Ratio. The Parent and the Company will not at any time permit the Coverage Ratio at the end of each Testing Period and/or at any time Pro Forma Compliance is required to be demonstrated to be than less than the amount set forth in the table below:

Testing Period Ending	Coverage Ratio
February 1, 2014	1.60 to 1.00
May 3, 2014	1.60 to 1.00
August 2, 2014	1.60 to 1.00
November 1, 2014	1.60 to 1.00
January 31, 2015	1.60 to 1.00
May 2, 2015	1.65 to 1.00
August 1, 2015	1.70 to 1.00
October 31, 2015 and thereafter	1.75 to 1.00

9.Addition of Section 11.21 to the Credit Agreement. A new Section 11.21 of the Credit Agreement is hereby added thereto as follows:

Section 11.21. Hedging Liability. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Credit Party is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under any obligations arising under any Hedge Agreement or (ii) such Person becomes a Borrower or Guarantor hereunder, and the effect of the foregoing would be to render any Obligations of any Borrower or Guarantor of such Person violative of the Commodity Exchange Act, the Obligations of such Person shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any obligations arising under any Hedge Agreement as of the date such Person becomes a Borrower or Guarantor hereunder.
10.Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:

(a)    this Amendment has been executed by each Borrower, the Parent, the Global Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Global Agent;
(b)    the Borrowers shall have provided an officer’s certificate that certifies that all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;
(c)    each Guarantor has executed and delivered to the Global Agent the Guarantor Acknowledgment and Amendment to Domestic Credit Party Guaranty attached hereto;

(d)     the Global Agent shall have received an executed copy of an amendment to the Term Loan Facility in form and substance satisfactory to the Global Agent and certified by an Authorized Officer as being a true, correct and complete copy thereof; and

(e)    the Borrowers shall have paid all reasonable out-of-pocket fees and expenses of the Global Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

11.Representations and Warranties. The Borrowers and the Parent each hereby represents and warrants to the Global Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

12.Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

13.Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

14.Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

15.Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT. Any legal action or proceeding with respect to this Amendment or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Amendment, the Borrowers and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11.04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
(b)    The Borrowers and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment or any other Loan Document brought in the courts referred to in Section 15(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

AFH CANADA STORES CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH (UK) LIMITED AFH STORES UK LIMITED

By: /s/ Boris Djordjevic
Name: Boris Djordjevic
Title: Director

ABERCROMBIE & FITCH EUROPE S.A.

By: /s/ Boris Djordjevic
Name: Boris Djordjevic
Title: President

AFH JAPAN, G.K. [seal]

By: /s/ Takehiko Fukuoka
Name: Takehiko Fukuoka
Title: Executive Manager

PNC BANK, NATIONAL ASSOCIATION, as Global Agent, an LC Issuer, the Swing Line Lender, and a Lender

By: /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

PNC BANK CANADA BRANCH, as a Canadian Lender

By: /s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President

Address: 10 South Dearborn Chicago, IL 60603	JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

FIFTH THIRD BANK

By: /s/ Michael J. Schaltz, Jr.
Name: Michael J. Schaltz, Jr.
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Amanda M. Sigg
Name: Amanda M. Sigg
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ Jaime C. Eng
Name: Jaime C. Eng
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA

By: /s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Vice President

GUARANTOR ACKNOWLEDGMENT AND AMENDMENT
TO DOMESTIC CREDIT PARTY GUARANTY

Each of the undersigned (collectively, the “Guarantors” and, individually, “Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 4, 2013 (the “Amendment”). Each Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Guarantor further agrees that its obligations pursuant to the Domestic Credit Party Guaranty shall remain in full force and effect and be unaffected hereby; provided, however, each Guarantor agrees that the definition of “Designated Hedge Document Obligations” provided for therein is hereby amended to read as follows:
“Designated Hedge Document Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Designated Hedge Obligor to any Designated Hedge Creditor pursuant to any of the Designated Hedge Documents (including, but not limited to, interest and fees that accrue after the commencement by or against any Designated Hedge Obligor of any insolvency proceeding under Section 362(a) of the Bankruptcy Code, regardless of whether such interest and fees are allowed claims in such proceeding), provided, however, that Designated Hedge Document Obligations of any Designated Hedge Obligor to any Designated Hedge Creditor shall not include any Excluded Swap Obligations of such Designated Hedge Obligor.
EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
(Signature page follows.)

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

ABERCROMBIE & FITCH HOLDING CORPORATION
A&F TRADEMARK, INC.
ABERCROMBIE & FITCH DISTRIBUTION COMPANY
J.M.H. TRADEMARK, INC.
J.M. HOLLISTER, LLC
ABERCROMBIE & FITCH TRADING CO.
ABERCROMBIE & FITCH STORES, INC.
FAN COMPANY, LLC
HOLLISTER CO.
ABERCROMBIE & FITCH INTERNATIONAL, INC.
GILLY HICKS, LLC
DFZ, LLC
A&F CANADA HOLDING CO.
CANOE, LLC
CROMBIE, LLC
RUEHL NO. 925, LLC
AFH PUERTO RICO LLC
NSOP, LLC

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC By: Abercrombie & Fitch Trading Co., its Sole Member

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer Abercrombie & Fitch Trading Co.

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment

PNC BANK, NATIONAL ASSOCIATION,
as Global Agent, an LC Issuer, the Swing Line Lender, and a Lender

By:    /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President